UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

BAR HARBOR BANKSHARES

(Exact name of registrant as specified in its charter)

Maine	001-13349	01-0393663
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 400, 82 Main Street, Bar Harbor, Maine 04609-0400
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (207) 288-3314

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.00 per share	BHB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

On March 11, 2025, the Audit Committee (the “Audit Committee”) of the Board of Directors of Bar Harbor Bankshares (the “Company”) approved the dismissal of the Company’s current independent registered public accounting firm, RSM US LLP (“RSM”), and formally notified RSM that they would not be retained as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2025.

RSM’s reports on the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s fiscal years ended December 31, 2024 and 2023 and through March 11, 2025, there were no disagreements with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of the disagreements in their report on the financial statements for such years. During the Company’s fiscal years ended December 31, 2024 and 2023 and through March 11, 2025, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided RSM with a copy of the above disclosures in response to Item 304(a) of Regulation S-K in conjunction with the filing of this Form 8-K. The Company requested that RSM deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. RSM’s letter is filed herewith as Exhibit 16.1.

(b)	Appointment of New Independent Registered Public Accounting Firm

On March 13, 2025, based on the recommendation of the Audit Committee of the Board of Directors, the Company engaged Crowe LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Other than as described in the next paragraph, during the Company’s two most recent fiscal year ends (the fiscal years ended December 31, 2024 and 2023) and through March 13, 2025, the Company did not consult with Crowe LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Crowe LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal years ended December 31, 2024 and 2023, Crowe LLP provided income tax services to the Company. In approving the selection of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, the Audit Committee and the Board of Directors considered these services previously provided by Crowe LLP and concluded that such services would not adversely affect the independence of Crowe LLP for the fiscal year ending December 31, 2025.

Item 9.01Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description

16.1	Letter of RSM US LLP, dated March 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAR HARBOR BANKSHARES

Date: March 14, 2025	By:	/s/ Curtis C. Simard
Curtis C. Simard
President and Chief Executive Officer